UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VALUENCE MERGER CORP. I
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

VALUENCE MERGER CORP. I

4 Orinda Way, Suite 100D

Orinda, California 94563

SUPPLEMENT TO

PROXY STATEMENT DATED MAY 17, 2024

FOR THE EXTRAORDINARY GENERAL MEETING OF

VALUENCE MERGER CORP. I

Dear Shareholders of Valuence Merger Corp. I:

You have previously received definitive proxy materials dated May 17, 2024 (the “Proxy Statement”) in connection with the Extraordinary General Meeting of Valuence Merger Corp. I, a Cayman Islands exempted company (the “Company”), to be held on May 30, 2024 at 9:00 A.M., Eastern Time, at the offices of White & Case LLP, located at 1221 Avenue of the Americas, New York, NY 10020.

Following the filing and mailing of the Proxy Statement, the Company discovered a scrivener’s error in the maximum possible length of the New Extension. Rather than a maximum possible Deadline Date of 42 months following the IPO, the New Extension, if approved by shareholders, would permit the Board to extend the Deadline Date to a maximum of up to 48 months following the IPO. The purpose of this document (the “Proxy Supplement”) is to correct such error. You should read this Proxy Supplement together with the Proxy Statement. Capitalized terms used but not defined herein have the meanings given to them in the Proxy Statement.

Clarification of Length of New Extension

The Company hereby clarifies that if the Extension Amendment Proposal is approved and implemented, the initial two-month period of the New Extension would extend the Deadline Date to August 3, 2024, which is the date that is 29 months after the date of the Company’s IPO. Thereafter, if the Board elects to further extend the Deadline Date for all 19 potential additional months of the New Extension, such elections would extend the Deadline Date to up to March 3, 2026, which is the date that is 48 months after the date of the Company’s IPO. Accordingly, all references to “September 3, 2025” in the Proxy Statement are hereby replaced with “March 3, 2026” and all references to “42 months” in the Proxy Statement, including Annex A, are hereby replaced with “48 months”.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Extraordinary General Meeting, please complete, date, sign and return the proxy card mailed to you with the Proxy Statement without delay. Voting by proxy will not prevent you from attending the Extraordinary General Meeting in person. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to attend the Extraordinary General Meeting in person, you must obtain a proxy issued in your name from that holder of record and reserve your attendance at least two business days in advance of the Extraordinary General Meeting by contacting White & Case LLP, at 1221 Avenue of the Americas, New York, New York 10020. Only shareholders of record at the close of business on the Record Date may vote at the Extraordinary General Meeting or any adjournment or postponement thereof.

This Proxy Supplement is dated May 29, 2024